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                                                                EXHIBIT 99.g(ii)

                              AMENDMENT NUMBER 1 TO
                               CUSTODIAN AGREEMENT

      Pursuant to the Custodian Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996 (the "Agreement"), The Hartford MidCap Fund is hereby included as an additional Fund. All provisions in the Agreement shall apply to The Hartford MidCap Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 31st day of December, 1997.

                                    STATE STREET BANK AND TRUST COMPANY

                                               /s/ Ronald E. Logue
                                    --------------------------------------
                                    By:        Ronald E. Logue
                                    Title:     Executive Vice President


                                    THE HARTFORD MUTUAL FUNDS, INC.
                                    on behalf of:

                                    The Hartford MidCap Fund

                                               /s/ Joseph H. Gareau
                                    --------------------------------------
                                    By:        Joseph H. Gareau
                                    Title:     President